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                                  EXHIBIT 4.6

               FORM OF INSTRUCTIONS FOR SUBSCRIPTION CERTIFICATES

                 INSTRUCTIONS AS TO USE OF EXCO RESOURCES, INC.
                           SUBSCRIPTION CERTIFICATES

                    CONSULT EXCO RESOURCES, INC., YOUR BANK
                         OR BROKER AS TO ANY QUESTIONS

         The following instructions relate to a rights offering (the "Rights Offering") by EXCO Resources, Inc., a Texas corporation ("EXCO"), to the holders of its Common Stock, par value $.02 per share ("Common Stock"), as described in EXCO's Prospectus dated _______________ , 1998, (the "Prospectus"). Holders of record of Common Stock at the close of business on __________, 1998 (the "Record Date") are receiving ten transferable subscription rights (the "Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of approximately 5,089,000 Rights exercisable to purchase an aggregate of approximately 5,089,000 shares (the "Rights Shares") of the Common Stock of EXCO are being distributed in connection with the Rights Offering. Each Right is exercisable, upon payment of $____ in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock available as a result of unexercised Rights, if any (the "Oversubscription Privilege"), up to the maximum amount offered by EXCO as described in the Prospectus. Rights Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Rights Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (as defined below). If the Rights Shares so available taking into account the restrictions in the prospectus (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares each beneficial holder has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Oversubscription Privilege. See "The Rights Offering -- Subscription Privileges" in the Prospectus.

         No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed to each record holder has been rounded up to the nearest whole number in order to avoid issuing fractional Rights.

         The Rights will expire at 5:00 p.m., Dallas time, on _____________, 1998, unless extended by EXCO (as it may be extended, the "Expiration Date"). The Rights are expected to be traded on the OTC Bulletin Board (the "OTC") until close of business on the last OTC trading day preceding the Expiration Date.

         The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

         YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE FOR ALL RIGHTS EXERCISED INCLUDING OVERSUBSCRIPTION SHARES, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.
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1.       SUBSCRIPTION PRIVILEGES.

         To exercise Rights, complete Section 1 of the Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each Rights Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. All payments must be made in United States dollars by (i) check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to "__________________________, as Subscription Agent"; or (ii) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at __________________________, Account No. ____________, ABA No. __________; or
(iii) in the case of persons acquiring Rights Shares at an aggregate Subscription Price of $1.5 million or more, an Approved Payment Method as defined in the Prospectus. Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order, (c) the receipt of good funds in the Subscription Agent's account designated above, or (d) receipt of funds by the Subscription Agent through an Approved Payment Method. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS. You may also transfer your Subscription Certificate to your bank or broker in accordance with the procedures specified in Instruction 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Rights represented by such Subscription Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate within three OTC trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three OTC trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and EXCO (by delivery to the Subscription Agent of a Nominee Holder Certificate substantially in the form available from the Subscription Agent), as to the aggregate number of Rights that have been exercised, and the number of Rights Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event a Nominee Holder Certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege with a restriction that in the oversubscription no holder may receive a number of shares in excess of 100% of the number of shares subscribed to by the holder pursuant to the Basic Subscription Privilege.
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                 The address and telecopier numbers of the Subscription Agent are as follows:

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If by Mail:                                        If by Hand:


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Attention: Corporate Stock Transfer Dept.                     Attention: Corporate Stock Transfer Dept.

                                  Telephone:   (___)
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                                  Facsimile:   (___)
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                                  If by Overnight Courier:


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         If you exercise less than all of the Rights evidenced by your
Subscription Certificate by so indicating in Section 1 of your Subscription Certificate, the Subscription Agent either (i) will issue to you a new Subscription Certificate evidencing the unexercised Rights or (ii) if you so indicate in Section 2 of your Subscription Certificate, will transfer the unexercised Rights in accordance with your instructions. However, if you choose to have a new Subscription Certificate sent to you or to a transferee, you or such transferee may not receive any such new Subscription Certificate in sufficient time to permit sale or exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the dollar amount you have forwarded is not sufficient (subject to the second sentence of Section 1 above) to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you, and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2.       DELIVERY OF STOCK CERTIFICATES, ETC.

         The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in Section 1 of your Subscription Certificate.

                 (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of Rights and the Expiration Date, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

                 (b) Oversubscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering -- Subscription Privileges -- Oversubscription Privilege" in the Prospectus.
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                 (c)      Excess Payments. As soon as practicable after the
         Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received (without interest or deduction) in payment of the Exercise Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3.       TO SELL OR TRANSFER RIGHTS.

                 (a) Sale of Rights Through a Bank or Broker. To sell all Rights evidenced by a Subscription Certificate through your bank or broker, so indicate in Section 1 of your Subscription Certificate and deliver your properly completed and executed Subscription Certificate to your bank or broker. If Section 1 of your Subscription Certificate is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Certificate as the absolute owner of all of the Rights evidenced by such Subscription Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificates of appropriate denominations by following the procedures set forth in Instruction 4 below. The Subscription Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Instruction 3(a).

                 (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Section 2 of your Subscription Certificate in its entirety, execute the Subscription Certificate and have your signature guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), subject to the standards and procedures adopted by the Subscription Agent. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Subscription Certificate, the new holder should deliver the Subscription Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Certificate into Subscription Certificates of appropriate smaller denominations by following the procedures set forth in Instruction 4 below. The Subscription Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the procedures set forth in this Instruction 3(b).

4.       TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

         To have a Subscription Certificate divided into smaller denominations, send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution if any of the new Subscription Certificates are to be issued in a name other than that in which the old Subscription Certificate was issued. Subscription Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither EXCO nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.
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5.       EXECUTION.

                 (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

                 (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

                 (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Guarantor Institution if you wish to transfer your Rights, as specified in Instruction 3(b) above, to a transferee other than a bank or broker, if you wish a new Subscription Certificate or Certificates to be issued in a name other than that in which the old Subscription Certificate was issued, as specified in Instruction 4 above, or if you specify special payment or delivery instructions pursuant to Section 2 of your Subscription Certificate.

6.       METHOD OF DELIVERY.

         The method of delivery of Subscription Certificates and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS.

         In the case of holders of Rights that are held of record through The Depository Trust Company, Midwest Securities Trust Company, Philadelphia Depository Trust Company or any other depository (each a "Depository"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing the Depository to transfer Rights (such Rights, "Depository Rights") from the Depository account of such holder to the Depository account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.

8.       SUBSTITUTE FORM W-9.

         Each Rights holder who elects to exercise Rights must provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, substantially in the form provided with these instructions. A copy of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty and to 31% back-up federal income tax withholding with respect to dividends that may be paid by EXCO on shares of Common Stock purchased upon the exercise of Rights and any payments that may be remitted to Rights holders by the Subscription Agent in respect of Rights sold on such holders' behalf by the Subscription Agent.